UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 16, 2022

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 11, 2022, Dawson Geophysical Company (the “Company”) entered into letter agreements (the “Amendments”) with each of the Executives hereinafter specified in order to amend their respective existing employment agreements dated as of October 8, 2014, as previously amended from time to time (the “Existing Employment Agreements”), each between the Company and the following executive officers of the Company (collectively, the “Executives” and each an “Executive”): C. Ray Tobias, Executive Vice President and Chief Operating Officer, and James K. Brata, Executive Vice President, Chief Financial Officer, Secretary and Treasurer.

The Amendments extend the current term of the Existing Employment Agreements, which was scheduled to end on February 11, 2023, until the close of business on February 11, 2025 (the “Current Term”); provided, that on each anniversary date of February 11, 2023 (the “Term Date”), the Current Term will be automatically extended by one calendar year so that the Current Term will be a rolling two-year period on each anniversary of the Term Date unless terminated by the Company or the applicable Executive with proper notice.

The Existing Employment Agreements were previously modified to adjust the annual base salary (the “Base Salary”) for each of the Executives from March 30, 2020 through the Term Date (the “Adjustments”). The Amendments modify the Existing Employment Agreements, effective on the Term Date, to return each Executive’s Base Salary to the level that existed prior to the Adjustments, as follows: (i) Mr. Tobias - $400,000 and (ii) Mr. Brata - $350,000.

Each Executive is eligible for a retention payment provided that such Executive continues to remain continuously employed through the Term Date in the following amounts: (i) Mr. Tobias - $241,126 and (ii) Mr. Brata - $205,137. The amount of such retention payments reflect the aggregate amount of base salary reductions for each Executive pursuant to the Adjustments.

In the event an Executive, subject to certain provisions of the Existing Employment Agreements, resigns or otherwise terminates his employment without Good Reason (as defined in the Existing Employment Agreements), the Executive shall be entitled to severance payments, in an aggregate amount equal to twelve months of the Executive’s then-current Base Salary, payable over the 12-month period following the termination of employment.

Pursuant to the Amendments, the Executives have (i) agreed that the consummation of the transactions contemplated by that Agreement and Plan of Merger by and between the Company, Wilks Brothers, LLC and WB Acquisition, Inc. dated as of October 25, 2021, as amended, does not constitute a Change of Control (as defined in the Existing Employment Agreements), and (ii) waived all rights to any enhanced severance payments under the Existing Employment Agreements with respect to such transactions and any subsequent termination of employment.

The foregoing descriptions do not purport to set forth the complete terms thereof and are qualified in their entirety by reference to the Amendments attached hereto as Exhibits 10.1 and 10.2, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Letter Agreement dated November 11, 2022 between C. Ray Tobias and the Company
10.2	—	Letter Agreement dated November 11, 2022 between James K. Brata and the Company
104	—	Cover Page Interactive Date File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: November 16, 2022	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer